                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                             Tipperary Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                              TIPPERARY CORPORATION
                             633 SEVENTEENTH STREET
                                   SUITE 1550
                             DENVER, COLORADO 80202
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                JANUARY 23, 2001


TO THE SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Tipperary Corporation (the "Company"), a Texas corporation, will be held in the Management Briefing Center on the fourth floor of Wells Fargo Bank, 633 Seventeenth Street, Denver, Colorado, on Tuesday, January 23, 2001, at 10:00 a.m., MST, for the purpose of taking action on:

1. The election of seven (7) directors to serve until the next Annual Meeting of Shareholders or until their successors shall be duly elected and qualified;

2. The ratification of the reappointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as the Company's independent auditors;

3. The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Company's Board of Directors has fixed the close of business on December 1, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. These materials were first mailed to shareholders on or about January 3, 2001. The principal executive office and mailing address of the Company is set forth above.

Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    Elaine R. Treece
                                    Corporate Secretary

Date:    December 22, 2000

SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. PLEASE COMPLETE AND PROMPTLY RETURN YOUR SIGNED PROXY IN THE POSTAGE-PAID ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE. IF YOU ATTEND THE MEETING YOU CAN REVOKE YOUR PROXY AND VOTE IN PERSON.

PAGE 2                                                     TIPPERARY CORPORATION
--------------------------------------------------------------------------------

                              TIPPERARY CORPORATION

                                 PROXY STATEMENT

                              SOLICITATION OF PROXY

The accompanying proxy is solicited on behalf of the Board of Directors of Tipperary Corporation in connection with the Annual Meeting of Shareholders to be held on Tuesday, January 23, 2001, ("Annual Meeting") in the Management Briefing Center on the fourth floor of Wells Fargo Bank, 633 Seventeenth Street, Denver, Colorado, at 10:00 a.m., MST.

The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, Proxy Statement and form of proxy, which are first being mailed to the shareholders on or about January 3, 2001, will be borne by the Company. It is contemplated that solicitation of proxies will be primarily by mail, but may be supplemented with personal solicitation by the Company's officers, directors and other regular employees to whom no additional compensation will be paid.

                               REVOCATION OF PROXY

Any shareholder giving a proxy may revoke it at any time prior to its use by notifying the Company either in person or by written notice of the revocation. Each notice must specifically revoke the power to use and vote the proxy. Shareholder attendance at the Annual Meeting may revoke any proxy given by such shareholder. If no specification is made on the proxy, the shares will be voted in accordance with the recommendation of the Board of Directors, as stated herein, or at the discretion of the named proxy with regard to any other matter that may properly come before the Annual Meeting.

                          VOTING AT THE ANNUAL MEETING

The close of business on December 1, 2000, has been fixed by the Company's Board of Directors as the record date for the determination of shareholders entitled to vote at the Annual Meeting. As of that date, the Company had issued and outstanding 24,470,587 shares of Common Stock, par value $.02 per share.

The Company's Articles of Incorporation do not permit cumulative voting by shareholders. The Common Stock is the Company's only class of voting securities. Accordingly, each holder of Common Stock as of the record date will be entitled to cast one vote for each share of Common Stock held by him or her.

A quorum for the Annual Meeting will consist of attendance, either in person or by proxy, of a majority of outstanding shares of Common Stock. Of the votes cast at the Annual Meeting, a vote of the holders of a majority of the Common Stock present, either in person or by proxy, is required to elect each director nominee and to ratify the reappointment of PricewaterhouseCoopers as the Company's independent auditors.

PAGE 3                                                     TIPPERARY CORPORATION
--------------------------------------------------------------------------------


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of December 1, 2000, regarding the beneficial ownership of the voting securities of the Company by persons and entities known by the Company to beneficially own more than 5% of the outstanding Common Stock. Except as otherwise indicated, to the knowledge of the Company, each person or entity whose name appears below has sole voting and investment power over its respective shares of Common Stock.

            Name and Address of                      Amount and Nature of
             Beneficial Owner                        Beneficial Ownership                  Percentage of Class
            -------------------                      --------------------                  -------------------
Slough Estates USA Inc. (1)
33 West Monroe Street                                       13,228,034 (2)                               54.1%
Chicago, Illinois  60603

(1) Slough Estates USA Inc. ("Slough"), a Delaware corporation, is a wholly-owned, U.S. subsidiary of Slough Estates plc ("SEL"). The board of directors of SEL ultimately exercises voting and dispositive power with regard to the shares of the Company's Common Stock. SEL is a publicly held limited liability company, whose principal office is located at 234 Bath Road, Trading Estate, Slough SL1 4EE, England.

(2) Includes 216,571 shares held as collateral for a loan due from the estate of a former director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 23, 1999, the Company closed a financing transaction with Slough for the purchase of 6,329,114 shares of the Company's 1999 Series A Convertible Cumulative Preferred Stock for $10,000,000, or $1.58 per share. At closing Slough converted 2,900,000 shares of the convertible preferred stock into 2,900,000 shares of restricted common stock. Also, at the closing, the Company issued Slough warrants for 1,200,000 shares of common stock at an exercise price of $2.00 per share. The warrants may be exercised during an eight-year period beginning December 23, 2001 and ending December 23, 2009. The Company used $4,000,000 of proceeds from this financing to reduce bank debt from $11,800,000 to $7,800,000. The remaining proceeds from the financing have been used for general corporate purposes. Effective February 29, 2000, Slough converted the remaining shares of preferred stock into 3,429,114 shares of restricted common stock. During the quarter ended June 30, 2000, the Company paid a cash dividend of approximately $79,000 to Slough for the period the preferred shares were outstanding.

Related party debt due Slough at September 30, 2000, included a corporate loan in the amount of $6,500,000 and a project financing loan with a balance of $4,486,000. Interest is due quarterly on the $6.5 million note at the 90-day London Interbank Offered Rate plus 3.5%. The weighted-average interest rate was 10.16% at September 30, 2000. Subsequent to September 30, 2000, Slough loaned the Company an additional $1,000,000. Tipperary replaced the $6.5 million note with a new note for $7.5 million due and payable March 31, 2003. The unpaid principal balance of the Comet Ridge project financing loan bears interest at a rate of 10% per annum. Principal and interest payments are due quarterly and must equal 75% of the cash flow, as defined in the note, from the Comet Ridge properties. The Company also agreed to pay a finance charge of 7% of gross proceeds received from sales from the Fairview #1 through #20 wells until the loan is repaid in full and 7% of gross proceeds received from sales from the eight new wells (Fairview #21 through #28) for the life of those wells. The unpaid principal balance on the loan, together with accrued and unpaid interest and finance charges, is due and payable November 22, 2002.

PAGE 4                                                     TIPPERARY CORPORATION
--------------------------------------------------------------------------------


                        SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of December 1, 2000, regarding shares of the Company's Common Stock beneficially owned by each nominee for director, each executive officer and executive officers and directors as a group. Except as otherwise indicated, to the knowledge of the Company, each person has sole voting and investment power over his or her respective shares of Common Stock.

                                   Name of Beneficial           Amount and Nature of
       Title of Class                     Owner                 Beneficial Ownership              Percentage of Class(1)
       --------------              ------------------           --------------------              ----------------------
Common Stock                  David L. Bradshaw                     546,835      (2)                                2.2%
                              Kenneth L. Ancell                     135,667      (3)                                   *
                              Eugene I. Davis                        65,000      (4)                                   *
                              Douglas Kramer                         40,000                                            *
                              Marshall D. Lees                       25,000      (5)                                   *
                              Charles T. Maxwell                     60,000                                            *
                              Jeff T. Obourn                        232,481      (6)                                   *
                              Lisa S. Wilson                         61,247      (7)                                   *
                              Larry G. Sugano                        58,782      (8)                                   *
                              Roger C. Wiggin                        47,962      (9)                                   *
                              D. Leroy Sample                         2,000

                              Executive officers and
                              directors as a group, 11 in         1,274,974                                         5.0%
*less than 1%                 number

(1) Securities not outstanding, but included in the beneficial ownership of each such person are deemed to be outstanding for the purpose of computing the percentage of outstanding securities owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(2) Includes 523,567 shares issuable pursuant to options and warrants which are currently exercisable or exercisable within 60 days of December 1, 2000.

(3) Includes 131,667 shares issuable pursuant to a warrant which is currently exercisable or exercisable within 60 days of December 1, 2000.

(4) Represents 65,000 shares issuable pursuant to a warrant which is currently exercisable or exercisable within 60 days of December 1, 2000.

(5) Represents 25,000 shares issuable pursuant to a warrant which is currently exercisable or exercisable within 60 days of December 1, 2000.

(6) Includes 151,667 shares issuable pursuant to options which are currently exercisable or exercisable within 60 days of December 1, 2000.

(7) Includes 53,067 shares issuable pursuant to options which are currently exercisable or exercisable within 60 days of December 1, 2000.

(8) Includes 55,000 shares issuable pursuant to options which are currently exercisable or exercisable within 60 days of December 1, 2000.

(9) Includes 30,000 shares issuable pursuant to options which are currently exercisable or exercisable within 60 days of December 1, 2000.

Based solely upon a review of Forms 3 and 4 furnished to the Company during the fiscal year ended September 30, 2000, and Forms 5 with respect to such fiscal year, the Company is unaware of any officer, director or beneficial owner who failed to file any reports timely as required by Section 16 of the Securities Exchange Act of 1934.

PAGE 5                                                     TIPPERARY CORPORATION
--------------------------------------------------------------------------------


                      COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors was aided by four standing committees during the fiscal year ended September 30, 2000. The Audit Committee assesses the Company's system of internal control and assists in considering the recommendations and performance of the Company's independent auditors; the Compensation Committee evaluates the performance and compensation of the Company's officers and employees; the Nominating Committee is responsible for consideration of nominations to the Board of Directors from shareholders of the Company; and the Executive Committee performs certain duties and responsibilities as delegated by the Board concerning the day-to-day operations of corporate business. Messrs. Davis (Chairman), Maxwell and Sample serve on the Audit Committee. The Nominating Committee is composed of Messrs. Bradshaw and Lees. Messrs. Kramer, Lees and Davis serve on the Compensation Committee and all Board members serve on the Executive Committee.

                             AUDIT COMMITTEE REPORT

The Audit Committee, which met once during fiscal 2000, assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In fiscal year 1999, the Audit Committee was composed of Messrs. Davis and Ancell and Maxwell. On November 30, 2000, Mr. Sample joined the board of directors and the audit committee and Mr. Ancell resigned from the audit committee. Messrs. Davis, Maxwell and Sample meet the independence requirements of the American Stock Exchange ("AMEX"). In June 2000, the Board of Directors approved a new charter (Exhibit A) adopted by the Audit Committee.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters related to the audit of the Company's financial statements.

The Audit Committee has obtained from the independent auditors a formal written statement describing any relationships between the auditors and the Company that might bear on the auditors' independence as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and satisfied itself as to the auditors' independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000, for filing with the Securities and Exchange Commission. The Audit Committee has also approved the reappointment of PricewaterhouseCoopers LLP as the Company's independent auditors.

                        DIRECTORS MEETINGS AND ATTENDANCE

During the fiscal year ended September 30, 2000, there were three meetings of the Company's Board of Directors. All directors attended at least 75% of the meetings.

                            COMPENSATION OF DIRECTORS

Directors who are officers or employees of the Company are not compensated for serving as directors or for attending meetings. During the fiscal year ended September 30, 2000, the Company compensated its nonemployee, outside directors at the rate of $8,000 annually and $1,000 for each board meeting attended. Directors are not compensated for attendance at Board committee meetings.

PAGE 6                                                     TIPPERARY CORPORATION
--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

The table below presents the compensation awarded to, earned by, or paid to the Company's President and Chief Executive Officer, its Executive Vice President - Corporate Development, its Senior Vice President - Operations and its Chief Financial Officer for the fiscal years ended September 30, as indicated. No other executive officer of the Company received total annual salary and bonus for each year in excess of $100,000.

                                     Summary Compensation Table
--------------------------------------------------------------------------------------------------------------
                                                                                    Long-Term
                                                Annual Compensation                Compensation
                                       -----------------------------------------  --------------
                                                                                       Awards
                                                                                     Securities
                                                                                     Underlying
                                                                   Other Annual      Options &      All Other
    Name and Principal      Fiscal                                    Compen-         Warrants       Compen-
         Position            Year        Salary        Bonus         sation(1)        /SARs(2)      sation(3)
    ------------------      ------       ------        -----       ------------   ---------------   ---------
David L. Bradshaw,           2000       $218,077     $ 50,000           --            100,000        $  3,428
President & Chief            1999       $181,731     $     --           --             50,000        $  1,503
Executive Officer            1998       $181,731     $ 50,000           --                 --        $  4,809

Kenneth L. Ancell,           2000       $169,583           --           --            200,000              --
Executive Vice President-
Corporate Development

Jeff T. Obourn,              2000       $129,808     $ 15,000           --                 --        $  2,608
Sr. Vice President -         1999       $124,615     $ 25,000           --             40,000        $  1,348
Operations                   1998       $119,423     $ 20,000           --             25,000        $  2,984

Lisa S. Wilson,              2000       $106,615     $ 10,000           --                 --        $  1,607
Chief Financial Officer      1999       $103,077     $ 10,000           --             30,000        $  1,062

(1) In addition to amounts listed, the Company furnished other various benefits, the value of which are not reported in this column because the Company has concluded that the aggregate amount of these benefits is less than 10% of cash compensation paid.

(2) No SARs were granted to any of the named officers during the last three years. Includes securities underlying a warrant granted to Mr. Ancell on September 24, 1999 in connection with his employment effective October 17, 1999.

(3) Represents the Company's matching contribution to the Section 401(k) Retirement Savings Plan.

                              EMPLOYMENT AGREEMENTS

On October 17, 1999, the Company entered into a three-year employment agreement with Kenneth L. Ancell for the position of Executive Vice President - Corporate Development, providing for, among other things, minimum compensation at the rate of $185,000 per year. In addition, Mr. Ancell may receive a performance bonus equal to 20-25% of his basic compensation if he and the Company achieve such performance goals as may reasonably be set in the discretion of management of the Company. The employment agreement provides that in the event Mr. Ancell's employment is terminated by the Company without cause, other than as a result of death or disability, Mr. Ancell will be entitled to any unpaid compensation and bonus, if any, accrued through the date of termination plus compensation which accrues for six months following the end of the employment term. The Company does not have employment agreements with any of its other officers.

PAGE 7                                                     TIPPERARY CORPORATION
--------------------------------------------------------------------------------


The following table sets forth certain information with respect to stock warrants and options granted to the named executive officers during the fiscal year ended September 30, 2000:

                                        WARRANT AND OPTION/SAR GRANTS IN LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------------------------
                                                        INDIVIDUAL GRANTS
----------------------------------------------------------------------------------------------------------------------------------
                                                 PERCENT OF TOTAL
                         NUMBER OF SECURITIES     WARRANT/OPTIONS
                              UNDERLYING            GRANTED TO          EXERCISE OR
                           WARRANTS/OPTIONS     EMPLOYEES IN FISCAL     BASE PRICE
         NAME                  GRANTED                 YEAR              ($/SHARE)                EXPIRATION DATE
         ----           ---------------------   -------------------     ------------              ----------------
  David L. Bradshaw            100,000                  50%                $1.50        2 years after termination of employment
  Kenneth L. Ancell           200,000(1)                50%                $1.50        2 years after termination of employment

(1) Securities underlying a warrant granted to Mr. Ancell on September 24, 1999 in connection with his employment effective October 17, 1999.

The following table sets forth information with respect to stock warrants and option exercises during the fiscal year ended September 30, 2000, by the named executive officers and the value of such officer's unexercised stock options and warrants at September 30, 2000.

                                  AGGREGATED WARRANTS AND OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                         AND FISCAL YEAR-END WARRANTS AND OPTION/SAR VALUES
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       VALUE OF UNEXERCISED IN-
                                                             NUMBER OF UNEXERCISED WARRANTS             THE-MONEY WARRANTS AND
                           SHARES                            AND OPTIONS/SARS HELD AT FISCAL                 OPTIONS/SARS
                         ACQUIRED ON                                  YEAR END (#)                        AT FISCAL YEAR END
NAME                      EXERCISE       VALUE REALIZED      EXERCISABLE       UNEXERCISABLE        EXERCISABLE       UNEXERCISABLE
----                     -----------     --------------      -------------------------------        -------------------------------
David L. Bradshaw             -                 -              523,567             33,333            $646,005           $ 70,833
Kenneth L. Ancell             -                 -              131,667            133,333            $141,667           $283,333
Jeff T. Obourn                -                 -              151,667             13,333            $ 49,792           $ 28,333
Lisa S. Wilson                -                 -               53,067             28,333            $ 30,475           $ 21,250

PAGE 8                                                     TIPPERARY CORPORATION
--------------------------------------------------------------------------------


                                   PROPOSAL I
                              ELECTION OF DIRECTORS

The Company's By-Laws authorize the Board of Directors to be comprised of not less than three nor more than 15 members. The Company's Board of Directors has presently determined that the Board shall be comprised of seven members, but reserves the right to increase the number of directors if the need arises. The seven nominees listed below have been recommended by the Nominating Committee and approved by the full Board of Directors. Upon election, they shall constitute at that date the Company's entire Board of Directors.

It is intended that the enclosed proxy will be voted FOR the election of the seven nominees named below to the Company's Board of Directors, unless authority to so vote is withheld on the proxy. In the event any nominee is unable to serve as a director for any reason not currently known or contemplated, the person named as Proxy will have discretionary authority in that instance to vote the proxy for any substitute nominee that the Board of Directors may designate. Each nominee elected to serve as director will hold office until the next Annual Meeting or until his successor is elected and qualified.

The following sets forth information as of December 1, 2000, with respect to each nominee for director:

David L. Bradshaw, 46, has been a director of the Company since January 23, 1990, and became President and Chief Executive Officer of the Company on January 16, 1996. Mr. Bradshaw, a certified public accountant, began his employment with the Company in January 1986, and has held various positions with the Company, including Chief Financial Officer and Chief Operating Officer, prior to his current position. Prior to joining the Company, Mr. Bradshaw was an officer and owner in a privately held oil and gas company.

Kenneth L. Ancell, 58, was elected to the Board of Directors on July 11, 1996, and became Executive Vice President - Corporate Development of the Company on October 17, 1999. For 17 years before joining the Company as an employee, Mr. Ancell was a petroleum engineer and a principal in a Houston-based consulting engineering firm. Prior to forming this consulting firm, Mr. Ancell was employed as a petroleum engineer by various energy companies developing coalbed methane projects. He has served as a senior project advisor for the United Nations' coalbed methane project in China, and was a Distinguished Lecturer on coalbed methane reserves for the Society of Petroleum Engineers. Mr. Ancell has expertise in oil and gas recovery processes and 20 years of coalbed methane experience.

Eugene I. Davis, 45, was elected to the Board of Directors on September 2, 1992. Mr. Davis had served as independent legal counsel to the Company from 1984 until 1992. Beginning in 1999, he has been Chairman and Chief Executive Officer of PIRINATE Consulting Group, L.L.C., a privately held consulting firm specializing in crisis and turn-around management, merger and acquisition consulting, hostile and friendly takeovers, proxy contests and strategic planning advisory services for public and private business entities. In January 2000, Mr. Davis became Chairman and Chief Executive Officer of Murdock Communications Corp., a NASDAQ listed company. In November 1999, Mr. Davis become a director of PhoneTel Technologies, Inc., a NASDAQ listed company. In May 1999, he was appointed the Chief Executive Officer of SmarTalk Teleservices, Inc. after the company filed a petition under Chapter 11 of the Federal Bankruptcy Code in March 1999. He was Chief Operating Officer of TotalTel USA Communications, Inc. in 1998. Both SmarTalk Teleservices, Inc. and TotalTel USA Communications, Inc. are NASDAQ listed companies. In addition, he is a director of Coho Energy, Inc., Edder-Burman Stoxes, Inc., Eagle Geophysical, Inc., and a member of the Board of Advisors of PPM America Special Investment Funds.

Douglas Kramer, 64, was elected to the Board of Directors on August 19, 1996. Mr. Kramer is Chairman and Director of Draper and Kramer, Inc., a real estate and mortgage banking company headquartered in Chicago. He is also Director of Slough Estates plc, a London-based property company. He is also Chairman and Director of Slough Estates USA Inc., a wholly-owned subsidiary of Slough Estates plc, which beneficially owned approximately 54.1% of the Company's Common Stock as of December 1, 2000.

Marshall D. Lees, 47, was elected to the Board of Directors on September 30, 1995. Mr. Lees joined Slough Estates plc in 1987 and is the Chief Executive Officer of Slough Estates North America, which includes Slough Estates USA Inc., and Slough Estates Canada Limited. He became an Executive Director of Slough Estates plc in 1998. He is also a Director of Charterhouse Group International, Inc. Prior to 1987, Mr. Lees held various management positions with Imperial Group plc and BAT (UK & Export) Ltd., in the United Kingdom.

PAGE 9                                                     TIPPERARY CORPORATION
--------------------------------------------------------------------------------


Charles T. Maxwell, 69, has been a director of the Company since May 2000. Mr. Maxwell is senior energy analyst with Weeden & Co. of Greenwich, Connecticut a member firm of the New York Stock Exchange serving institutional clients in the U.S. and abroad. He has also been a director of Lescarden, Inc. (OTC: LCAR), a biotechnology company, since April 1, 1997. Mr. Maxwell was formerly Vice Chairman and Senior Energy Strategist at Cyrus J. Lawrence, Inc., a member firm of the New York Stock Exchange, for 29 years, until his retirement in 1997.

D. Leroy Sample, 59, was elected to the Board of Directors on November 30, 2000. Mr. Sample was a business assurance partner in the international accounting firm of PricewaterhouseCoopers LLP in Chicago for 24 years until he retired in July 1999. He began his career with the firm in 1963. Mr. Sample is a certified public accountant.

                               EXECUTIVE OFFICERS

In addition to Messrs. Bradshaw and Ancell shown above, the following sets forth information with respect to the remainder of the Company's executive officers:

Jeff T. Obourn, 42, became employed as the Company's Vice President - Land on February 1, 1993, and was appointed Senior Vice President - Operations on January 16, 1996. From 1987 to 1993, Mr. Obourn was President of Obourn Brothers, Inc., of Englewood, Colorado, an oil and gas land brokerage business.

Lisa S. Wilson, 41, has been Chief Financial Officer of the Company since March 1, 1998. Ms. Wilson joined the Company as tax manager in 1991. From 1985 to 1990, Ms. Wilson, a certified public accountant, was employed in public accounting, most recently as tax manager in the Dallas, Texas, office of Price Waterhouse.

Roger C. Wiggin, 42, became employed as the Company's Vice President - Exploration and Development on April 1, 1997. From 1983 until joining the Company in 1997, Mr. Wiggin was employed by Mitchell Energy and Development Corporation, The Woodlands, Texas, as a geologist. Prior experience also includes a position with Chevron, USA, in Denver.

Larry G. Sugano, 47, a petroleum engineer, was employed by the Company as its Engineering Manager on October 10, 1994. Mr. Sugano held that position until he became Vice President - Engineering on January 24, 1995. Mr. Sugano was employed by Graham Royalty, Ltd., Denver, Colorado, as District Manager from 1991-1993 and as Senior Petroleum Engineer from 1984 to 1991.

There are no family relationships between or among the executive officers and nominees to the Board of Directors of the Company. There are no arrangements or understandings between any of the directors or nominees or any other person pursuant to which any person was or is to be elected as a director or nominee.

                                   PROPOSAL 2
                       APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, subject to ratification by the shareholders at the Annual Meeting, has reappointed PricewaterhouseCoopers as the Company's independent auditors. PricewaterhouseCoopers has been the Company's independent accounting firm since 1971. The Company has been advised that neither PricewaterhouseCoopers nor any member thereof has any direct financial interest or any material indirect interest in the Company.

SHAREHOLDERS ARE REQUESTED TO VOTE FOR THE RATIFICATION OF THE REAPPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE COMPANY'S INDEPENDENT AUDITORS.

Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement, if they desire to do so. It is expected that such representatives will be available to respond to appropriate shareholder questions.

PAGE 10                                                    TIPPERARY CORPORATION
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                                  ANNUAL REPORT

An Annual Report containing the Company's certified Consolidated Financial Statements as of September 30, 2000, accompanies this Proxy Statement. The following items from the Annual Report are incorporated herein by reference: (i) the audited consolidated balance sheets of the Company as of September 30, 2000 and 1999; audited statements of operations, cash flows and stockholders equity for each of the three fiscal years ended September 30, 2000, and Notes to the Consolidated Financial Statements; and (ii) Management's Discussion and Analysis of Financial Condition and Results of Operations. No other part of the Annual Report is or shall be deemed to be incorporated by reference into this Proxy Statement. No other part of such Annual Report is incorporated herein by reference and no part thereof is to be considered proxy soliciting material.

                                   FORM 10-KSB

SHAREHOLDERS MAY OBTAIN, WITHOUT CHARGE, THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO THE SECRETARY OF THE COMPANY AT 633 SEVENTEENTH STREET, SUITE 1550, DENVER, COLORADO 80202, OR THROUGH A LINK ON THE COMPANY'S WEBSITE AT WWW.TIPPERARYCORP.COM.

                              SHAREHOLDER PROPOSALS

Shareholders desiring to submit proposals for action at the Company's 2002 Annual Meeting of Shareholders, including nominations for the Board of Directors to be considered by the Company's Nominating Committee, must submit such proposals to the Company at its principal offices not later than February 15, 2002.

                             DISCRETIONARY AUTHORITY

The Company's Board of Directors does not know of any other business to be presented at the Annual Meeting. If any other matter properly comes before the Annual Meeting, however, it is intended that the person named in the enclosed proxy will vote said proxy in accordance with his best judgment.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 Elaine R. Treece
                                 Corporate Secretary


Date: December 22, 2000

PAGE 11                                                    TIPPERARY CORPORATION
--------------------------------------------------------------------------------

                                    EXHIBIT A

                              TIPPERARY CORPORATION
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


I. Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

     o Monitor the independence and performance of the Company's independent auditors and internal accounting department.

     o Provide an avenue of communication among the independent auditors, management and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of the American Stock Exchange. When Tipperary does not qualify as a small business filer under Securities and Exchange Commission ("SEC") rules, the Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management experience. When Tipperary qualifies as a small business filer under SEC rules, the Audit Committee shall be comprised of at least two members, a majority of whom are independent directors.

Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet in conjunction with, and preferably in advance of, regularly scheduled board meetings, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditor's limited review procedures.

III. Audit Committee Responsibilities and Duties

REVIEW PROCEDURES

     1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with the SEC regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

PAGE 12                                                    TIPPERARY CORPORATION
--------------------------------------------------------------------------------

     3. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditor together with management's responses.

     4. Review with financial management and the independent auditors the Company's quarterly financial statements. Be briefed on how management develops and summarizes quarterly financial information, the extent which the external auditors review quarterly financial information. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with generally accepted auditing standards. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

INDEPENDENT AUDITORS

     5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     6.   Approve the fees to be paid to the independent auditors.

     7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence. The Committee should ensure it receives from the independent auditors on an annual basis, the letter required by Independent Standards Board Standard No. 1.

     8. Review the independent auditors' audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with generally accepted auditing standards.

     10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

LEGAL COMPLIANCE AND OTHER AUDIT COMMITTEE RESPONSIBILITIES

     11. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies, such as the SEC. Obtain satisfaction that all regulatory compliance matters have been considered in the preparation of the financial statements.

     12. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

     13. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

     14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results.

     15. Perform any other activities consistent with this Charter, the Company's bylaws, and governing law, as the Committee or Board deems necessary or appropriate.

                              TIPPERARY CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 23, 2001


The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders ("Notice") of Tipperary Corporation ("the Company") to be held on January 23, 2001, and the Proxy Statement in connection therewith, each dated December 22, 2000, (b) appoints David L. Bradshaw, with the power to act alone or to appoint his substitute, as attorney and proxy to represent and vote, as designated below, all the shares of Common Stock, par value $0.02 per share, of the Company held of record by the undersigned on December 1, 2000, at such Annual Meeting and at any adjournment(s) thereof; and (c) revokes any proxy heretofore given.

1. The election of seven (7) directors to serve until the next Annual Meeting of Shareholders or until their successors shall be duly elected and qualified

    Nominees:  David L. Bradshaw, Kenneth L. Ancell, Eugene I. Davis, Douglas
               Kramer, Marshall D. Lees, Charles T. Maxwell and D. Leroy Sample.


         [ ]   For all nominees, except those        [ ]  WITHHOLD AUTHORITY
               whose name(s) is (are) written below.      to vote for all
                                                          nominees.

--------------------------------------------------------------------------------

2. The ratification of the reappointment of PricewaterhouseCoopers as the Company's independent auditors;


         [ ]      FOR               [ ]      AGAINST         [ ]      ABSTAIN

--------------------------------------------------------------------------------

3. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.


                    (Continued, and to be signed, on page 2)

                           (Continued from other side)

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES LISTED ON THIS PROXY, FOR PROPOSAL NO. 2, AND IN THE DISCRETION OF THE PROXY ON ANY OTHER BUSINESS.

If your shares are registered in the name of a brokerage firm or bank, only your bank or broker can vote your stock and only after receiving your specific instruction.

This proxy revokes all prior proxies.
Dated:                             , 2001.        Signature(s):
      -----------------------------


                                                  Important: please date this
                                                  proxy and sign exactly as your
                                                  name appears to the left. When
                                                  signing as attorney,
                                                  administrator, trustee or
                                                  guardian, please give your
                                                  full title as such. When stock
                                                  is in the name of more than
                                                  one person, each such person
                                                  should sign the proxy.